     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1998
                                                     REGISTRATION NO. 333-51041

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                    EVANS & SUTHERLAND COMPUTER CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------

                UTAH                                 3699                              87-0278175
      (STATE OF INCORPORATION)           (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
                                         CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                                600 KOMAS DRIVE
                          SALT LAKE CITY, UTAH 84108
                                (801) 588-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------
                                JOHN T. LEMLEY
                    EVANS & SUTHERLAND COMPUTER CORPORATION
                                600 KOMAS DRIVE
                          SALT LAKE CITY, UTAH 84108
                                (801) 588-1000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:

                   DAVID F. EVANS                                        MICHAEL W. HALL
                  WILLIAM C. GIBBS                                     STEVEN J. TONSFELDT
                 DAVID K. ARMSTRONG                                   EDMUND S. RUFFIN, JR.
                   JOHN G. WESTON                                        STEPHEN B. THAU
               SNELL & WILMER L.L.P.                                    VENTURE LAW GROUP
            111 EAST BROADWAY, SUITE 900                           A PROFESSIONAL CORPORATION
             SALT LAKE CITY, UTAH 84111                                2800 SAND HILL ROAD
                   (801) 237-1900                                 MENLO PARK, CALIFORNIA 94025
                                                                         (650) 854-4488

                                --------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  As promptly as practicable after this Registration Statement becomes effective and the effective time of the proposed merger of AccelGraphics, Inc. with and into E&S Merger Corp., a wholly owned subsidiary of the Registrant as described herein.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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                                                         PROPOSED
                                                          MAXIMUM
                  TITLE OF EACH CLASS                    AGGREGATE   AMOUNT OF
                     OF SECURITIES                       OFFERING   REGISTRATION
                   TO BE REGISTERED                      PRICE(1)      FEE(2)
--------------------------------------------------------------------------------
Common Stock $0.20....................................  $23,335,144  $6,883.87

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(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and computed pursuant to Rule 457(f)(1) thereunder on the basis of the market value of the AccelGraphics, Inc. Common Stock to be exchanged in the Agreement and Plan of Merger, dated April 22, 1998 (the "Merger"), which was computed, in accordance with Rule 457(c), as 52% of the product of $
    5.31 (the average of the high and low prices for AccelGraphics, Inc. Common Stock on April 23, 1998 as reported by the Nasdaq National Market) and 8,451,088, the aggregate number of shares of AccelGraphics, Inc. Common Stock outstanding on March 31, 1998.
(2) Includes $6,883.87 previously paid by the Registrant in connection with the filing of the Registration Statement on April 27, 1998.

-------------------------------------------------------------------------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


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

      TABLE OF CONTENTS

                          PAGE
                          ----
AVAILABLE INFORMATION....   1
INCORPORATION BY
 REFERENCE...............   2
SUMMARY..................   3
 THE COMPANIES...........   3
 WHAT YOU WILL RECEIVE IN
  THE MERGER.............   4
 THE ANNUAL MEETING......   4
 FAIRNESS OPINION........   5
 RISK FACTORS............   5
 REASONS FOR THE MERGER;
  RECOMMENDATION OF THE
  AGI BOARD..............   5
 INTERESTS OF CERTAIN
  PERSONS IN THE MERGER..   6
 ELECTION PROCEDURES.....   7
 TREATMENT OF STOCK
  OPTIONS IN THE MERGER..   7
 REGULATORY APPROVALS....   7
 CONDITIONS TO THE
  MERGER.................   8
 TERMINATION OF THE
  MERGER AGREEMENT.......   8
 TERMINATION FEE.........   8
 NO SOLICITATION OF
  COMPETING TRANSACTIONS.   9
 APPRAISAL RIGHTS........   9
 MATERIAL FEDERAL INCOME
  TAX CONSEQUENCES.......   9
 ANTICIPATED ACCOUNTING
  TREATMENT..............   9
 FORWARD-LOOKING
  STATEMENTS MAY PROVE
  INACCURATE.............   9
 SELECTED HISTORICAL
  CONSOLIDATED FINANCIAL
  DATA...................  10
FORWARD-LOOKING
 STATEMENTS MAY PROVE
 INACCURATE..............  13
RISK FACTORS.............  13
 RISK FACTORS REGARDING
  THE MERGER.............  13
 RISK FACTORS REGARDING
  E&S....................  14
 RISK FACTORS REGARDING
  AGI....................  17
THE ANNUAL MEETING.......  24
 GENERAL.................  24
 MATTERS TO BE CONSIDERED
  AT THE ANNUAL MEETING..  24
 VOTING AND PROXIES......  24
 SOLICITATION OF PROXIES.  25
COMPARATIVE PER SHARE
 DATA....................  26
MARKET PRICE DATA........  27
THE MERGER...............  28
 BACKGROUND OF THE
  MERGER.................  28
 AGI REASONS FOR THE
  MERGER; RECOMMENDATION
  OF THE AGI BOARD OF
  DIRECTORS..............  30
 E&S REASONS FOR THE
  MERGER.................  31
 INTERESTS OF CERTAIN
  PERSONS IN THE MERGER;
  CONFLICTS OF INTEREST..  32
 FAIRNESS OPINION OF
  COWEN & COMPANY........  33
 STRUCTURE OF THE MERGER;
  EFFECTIVE TIME.........  37
 MERGER CONSIDERATION....  37
 DESCRIPTION OF ELECTION
  PROCEDURES.............  38
 PROCEDURES FOR EXCHANGE
  OF AGI COMMON STOCK
  CERTIFICATES...........  40
 ANTICIPATED ACCOUNTING
  TREATMENT..............  41
 PLANS FOR AGI AFTER THE
  MERGER.................  41

                                                                           PAGE
                                                                           ----
 CERTAIN OTHER EFFECTS OF THE MERGER......................................  41
 SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION.......................  42
 MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................  42
 REGULATORY MATTERS.......................................................  44
 BLUE SKY LAWS............................................................  45
 APPRAISAL RIGHTS.........................................................  45
THE MERGER AGREEMENT......................................................  46
 CERTAIN REPRESENTATIONS AND WARRANTIES...................................  46
 CONDUCT OF BUSINESS PENDING THE MERGER...................................  46
 NO SOLICITATION OF COMPETING TRANSACTIONS................................  47
 INDEMNIFICATION AND INSURANCE............................................  48
 STOCK EXCHANGE LISTING...................................................  48
 CONDITIONS TO CONSUMMATION OF THE MERGER.................................  48
 TERMINATION; EFFECTS OF TERMINATION......................................  48
 EXPENSES.................................................................  50
 AMENDMENT; WAIVER........................................................  51
VOTING AGREEMENT AND IRREVOCABLE PROXY....................................  51
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS...............................  52
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS............................  53
PRO FORMA CONSOLIDATED BALANCE SHEET......................................  55
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS......................  56
DESCRIPTION OF E&S........................................................  57
DESCRIPTION OF E&S CAPITAL STOCK..........................................  57
DESCRIPTION OF AGI........................................................  58
 BUSINESS OVERVIEW........................................................  58
 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA..........................  59
 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS...........................................................  60
 PRODUCTS.................................................................  66
 TECHNOLOGY AND CORE COMPETENCIES.........................................  68
 STRATEGIC RELATIONSHIPS..................................................  68
 3D PROFESSIONAL MARKETS AND APPLICATIONS.................................  69
 CUSTOMERS, SALES AND MARKETING...........................................  69
 RESEARCH AND DEVELOPMENT.................................................  70
 MANUFACTURING............................................................  71
 PROPRIETARY RIGHTS.......................................................  72
 COMPETITION..............................................................  72
 EMPLOYEES................................................................  73
 DESCRIPTION OF PROPERTIES................................................  73
 MANAGEMENT...............................................................  73
 EXECUTIVE COMPENSATION...................................................  75
 EMPLOYEE BENEFIT PLANS...................................................  76
 COMPENSATION COMMITTEE REPORT............................................  77
 PERFORMANCE GRAPH........................................................  79
 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT..............  80
 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................  82
 LEGAL PROCEEDINGS........................................................  82

                                                                           PAGE
                                                                           ----
COMPARISON OF RIGHTS OF AGI STOCKHOLDERS AND E&S STOCKHOLDERS.............  83
 AUTHORIZED CAPITAL STOCK.................................................  83
 STOCKHOLDER VOTING RIGHTS................................................  83
 SPECIAL MEETINGS OF STOCKHOLDERS.........................................  84
 BUSINESS COMBINATIONS....................................................  84
 BUSINESS CONDUCTED AT STOCKHOLDERS' MEETINGS.............................  86
 SHAREHOLDERS CONSENT WITHOUT A MEETING...................................  86
 DISSENTERS' RIGHTS.......................................................  86
 QUORUM OF DIRECTORS......................................................  87
 DERIVATIVE SUITS.........................................................  87
 AMENDMENTS TO THE CHARTER................................................  88
 NOTICE, ADJOURNMENT AND PLACE OF STOCKHOLDERS' MEETINGS..................  88
 DIRECTORS................................................................  89
 ELECTION AND REMOVAL OF DIRECTORS........................................  89
 INSPECTION OF BOOKS AND RECORDS..........................................  89
 TRANSACTIONS WITH OFFICERS AND DIRECTORS.................................  90
 LIMITATION ON LIABILITY OF DIRECTORS; INDEMNIFICATION OF OFFICERS AND
  DIRECTORS...............................................................  90
ELECTION OF CLASS I DIRECTORS.............................................  92
LEGAL MATTERS.............................................................  93
EXPERTS...................................................................  93
ACCELGRAPHICS, INC. CONSOLIDATED FINANCIAL STATEMENTS..................... F-1


 ANNEX I   AGREEMENT AND PLAN OF MERGER
 ANNEX II  OPINION OF COWEN & COMPANY
 ANNEX III VOTING AGREEMENT AND IRREVOCABLE PROXY

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 16-10a-901, et. seq., of the Utah Revised Business Corporation Act authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The E&S Bylaws require E&S to indemnify its directors and officers, including circumstances in which indemnification is otherwise discretionary under Utah law. E&S has entered into indemnification agreements with its directors containing provisions which are in some respects broader than the specific indemnification provisions contained in Utah law. The indemnification agreements may require E&S, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain director and officer insurance, if available on reasonable terms. E&S's Articles of Incorporation provide for indemnification of its directors and officers to the maximum extent permitted by Utah law, and E&S's Bylaws provide for indemnification of its directors, officers, employees and other agents as permitted by Utah law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) The following is a list of Exhibits included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

   EXHIBIT
   NUMBER                              DESCRIPTION
   -------                             -----------
    2.1**  Agreement and Plan of Merger, dated April 22, 1998, among the
           Registrant, E&S Merger Sub, and AccelGraphics, Inc. (included as
           Annex I to the Proxy Statement / Prospectus).
    3.1    Articles of Incorporation, as amended, filed as Exhibit 3.1 to the
           Registrant's Annual Report on Form 10-K for the fiscal year ended
           December 25, 1987, and incorporated herein by this reference.
    3.1.1  Amendments to Articles of Incorporation filed as Exhibit 3.1.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1988, and incorporated herein by this
           reference.
    3.2    By-laws, as amended, filed as Exhibit 3.2 to the Registrant's
           Annual Report on Form 10-K for the fiscal year ended December 25,
           1987, and incorporated herein by this reference.
    5.1**  Form of Opinion of Snell & Wilmer L.L.P. as to the legality of the securities being registered.
    8.1*   Form of Opinion of Snell & Wilmer L.L.P. as to the United States
           federal income tax consequences of the Merger.
    8.2**  Form of Opinion of Venture Law Group, a Professional Corporation,
           as to the United States federal income tax consequences of the
           Merger.
   10.1    1985 Stock Option Plan, filed as Exhibit 1 to the Registrant's
           Post-effective Amendment No. 1 to Registration Statement on Form
           S-8, SEC File No. 2-76027, and incorporated herein by this reference.
   10.2    1989 Stock Option Plan for Non-employee Directors, filed as
           Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for
           the fiscal year ended December 29, 1989, and incorporated herein by this reference.

   EXHIBIT
   NUMBER                              DESCRIPTION
   -------                             -----------
   10.3    The Registrant's 1991 Employee Stock Purchase Plan, filed as
           Exhibit 4.1 to the Registrant's Registration Statement on Form S-
           8, SEC File No. 33-39632, and incorporated herein by this
           reference.
   10.4    Employment Agreement dated November 29, 1994, between the
           Registrant and Mr. James R. Oyler, filed as Exhibit 10.10 to the
           Registrant's Annual Report on Form 10-K for the fiscal year ended
           December 26, 1994, and incorporated herein by this reference.
   10.5    The Registrant's 1995 Long-Term Incentive Equity Plan, filed as
           Exhibit 10.11 to the Registrant's Annual Report on Form 10-K for
           the fiscal year ended December 29, 1995, and incorporated herein by this reference.
   10.6    Asset Purchase Agreement dated March 1, 1995, between the
           Registrant and Parametric Technology Corporation as to the
           Registrant's divestiture of its Design Software group (CDRS), filed as Exhibit 10.12 to the Registrant's Annual Report on Form
           10-K for the fiscal year ended December 29, 1995, and incorporated herein by this reference.
   10.7    The Registrant's Executive Savings Plan, filed as Exhibit 10.14 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1995, and incorporated herein by this
           reference.
   10.8    The Registrant's Supplemental Executive Retirement Plan (SERP),
           filed as Exhibit 10.15 to the Registrant's Annual Report on Form
           10-K for the fiscal year ended December 29, 1995, and incorporated herein by this reference.
   10.9+   Form of Employment Agreement to be entered into between the
           Registrant and Jeffrey, W. Dunn.
   10.10+  Form of Employment Agreement to be entered into between the
           Registrant and Nancy E. Bush.
   23.1**  Consent of KPMG Peat Marwick LLP.
   23.2**  Consent of Price Waterhouse LLP.
   23.3**  Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1 to this
           Registration Statement)
   23.4**  Consent of Venture Law Group, a Professional Corporation (included in Exhibit 8.2 to this Registration Statement).
   23.5**  Consent of Cowen & Company.
   24.1+   Powers of Attorney for Messrs. Stewart Carrell, Gerald Casilli,
           Henry N. Christiansen, Peter O. Crisp, John T. Lemley, Mark C.
           McBride, James R. Oyler, Ivan E. Sutherland, and John E. Warnock.
   27.1+   Financial Data Schedule.
   99.1**  Voting Agreement, dated April 22, 1998, between the Registrant and certain stockholders of AccelGraphics, Inc. (included as Annex III to the Proxy Statement/Prospectus).
   99.2+   Form of Affiliate Letter Agreement between the Registrant and certain officers and directors of AGI.
   99.3**  Form of proxy card to be mailed to stockholders of AccelGraphics,
           Inc.
   99.4**  Form of Chairman and Chief Executive Officer's Letter to the
           stockholders of AccelGraphics, Inc. (included in the Proxy
           Statement/Prospectus).
   99.5**  Form of Notice of Annual Meeting of Stockholders to the
           stockholders of AccelGraphics, Inc. (included in the Proxy
           Statement/Prospectus).
   99.6**  Form of Election.
   99.7**  Opinion of Cowen & Company (included as Annex II to the Proxy
           Statement/Prospectus).

--------

 *Exhibits filed herewith.

** Exhibits previously filed with the Registrant's Amendment No. 1 to the
   Registration Statement on Form S-4/A, dated May 15, 1998.
+Exhibits previously filed with the Registrant's Registration Statement on Form S-4, dated April 27, 1998.

                                  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake City, Utah, on this 15th day of May, 1998.

                                          Evans & Sutherland Computer
                                           Corporation

                                                   /s/ Mark C. McBride
                                          _____________________________________
                                                      Mark C. McBride
                                                 Vice President, Corporate
                                                  Controller and Corporate
                                                         Secretary

  In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

SIGNATURE                                   TITLE                    DATE
---------                                   -----                    ----

        /s/ Stewart Carrell*           Chairman of the
_____________________________________   Board of Directors       May 15, 1998
           Stewart Carrell

         /s/ James R. Oyler*           Director and
_____________________________________   President (Chief         May 15, 1998
           James R. Oyler               Executive Officer)

         /s/ John T. Lemley*           Vice President and
_____________________________________   Chief Financial          May 15, 1998
           John T. Lemley               Officer (Principal
                                        Financial Officer)

         /s/ Mark C. McBride           Vice President,
_____________________________________   Corporate                May 15, 1998
           Mark C. McBride              Controller and
                                        Corporate Secretary
                                        (Principal
                                        Accounting Officer)

       /s/ Gerald S. Casilli*          Director
_____________________________________                            May 15, 1998
          Gerald S. Casilli

         /s/ Peter O. Crisp*           Director
_____________________________________                            May 15, 1998
           Peter O. Crisp

     /s/ Henry N. Christiansen*        Director
_____________________________________                            May 15, 1998
        Henry N. Christiansen

SIGNATURE                                   TITLE                    DATE
---------                                   -----                    ----


       /s/ Ivan E. Sutherland*          Director
_____________________________________                            May 15, 1998
         Ivan E. Sutherland

        /s/ John E. Warnock*            Director
_____________________________________                            May 15, 1998
           John E. Warnock

          /s/ Mark C. McBride
*By: _______________________________                             May 15, 1998
            Mark C. McBride
           Attorney-in-fact

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  2.1**  Agreement and Plan of Merger, dated April 22, 1998, among the
         Registrant, E&S Merger Sub, and AccelGraphics, Inc. (included as Annex
         I to the Proxy Statement / Prospectus).
  3.1    Articles of Incorporation, as amended, filed as Exhibit 3.1 to the
         Registrant's Annual Report on Form 10-K for the fiscal year ended
         December 25, 1987, and incorporated herein by this reference.
  3.1.1  Amendments to Articles of Incorporation filed as Exhibit 3.1.1 to the
         Registrant's Annual Report on Form 10-K for the fiscal year ended
         December 30, 1988, and incorporated herein by this reference.
  3.2    By-laws, as amended, filed as Exhibit 3.2 to the Registrant's Annual
         Report on Form 10-K for the fiscal year ended December 25, 1987, and incorporated herein by this reference.
  5.1**  Form of Opinion of Snell & Wilmer L.L.P. as to the legality of the securities being registered.
  8.1*   Form of Opinion of Snell & Wilmer L.L.P. as to the United States
         federal income tax consequences of the Merger.
  8.2**  Form of Opinion of Venture Law Group, a Professional Corporation, as
         to the United States federal income tax consequences of the Merger.
 10.1    1985 Stock Option Plan, filed as Exhibit 1 to the Registrant's Post-
         effective Amendment No. 1 to Registration Statement on Form S-8, SEC
         File No. 2-76027, and incorporated herein by this reference.
 10.2    1989 Stock Option Plan for Non-employee Directors, filed as Exhibit
         10.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1989, and incorporated herein by this reference.
 10.3    The Registrant's 1991 Employee Stock Purchase Plan, filed as Exhibit
         4.1 to the Registrant's Registration Statement on Form S-8, SEC File
         No. 33-39632, and incorporated herein by this reference.
 10.4    Employment Agreement dated November 29, 1994, between the Registrant and Mr. James R. Oyler, filed as Exhibit 10.10 to the Registrant's
         Annual Report on Form 10-K for the fiscal year ended December 26,
         1994, and incorporated herein by this reference.
 10.5    The Registrant's 1995 Long-Term Incentive Equity Plan, filed as
         Exhibit 10.11 to the Registrant's Annual Report on Form 10-K for the
         fiscal year ended December 29, 1995, and incorporated herein by this reference.
 10.6    Asset Purchase Agreement dated March 1, 1995, between the Registrant and Parametric Technology Corporation as to the Registrant's
         divestiture of its Design Software group (CDRS), filed as Exhibit
         10.12 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1995, and incorporated herein by this reference.
 10.7    The Registrant's Executive Savings Plan, filed as Exhibit 10.14 to the
         Registrant's Annual Report on Form 10-K for the fiscal year ended
         December 29, 1995, and incorporated herein by this reference.
 10.8    The Registrant's Supplemental Executive Retirement Plan (SERP), filed as Exhibit 10.15 to the Registrant's Annual Report on Form 10-K for
         the fiscal year ended December 29, 1995, and incorporated herein by this reference.
 10.9+   Form of Employment Agreement to be entered into between the Registrant and Jeffrey, W. Dunn.
 10.10+  Form of Employment Agreement to be entered into between the Registrant and Nancy E. Bush.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 23.1**  Consent of KPMG Peat Marwick LLP.
 23.2**  Consent of Price Waterhouse LLP.
 23.3**  Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1 to this
         Registration Statement)
 23.4**  Consent of Venture Law Group, a Professional Corporation (included in
         Exhibit 8.2 to this Registrant Statement).
 23.5**  Consent of Cowen & Company.
 24.1+   Powers of Attorney for Messrs. Stewart Carrell, Gerald Casilli, Henry
         N. Christiansen, Peter O. Crisp, John T. Lemley, Mark C. McBride,
         James R. Oyler, Ivan E. Sutherland, and John E. Warnock.
 27.1+   Financial Data Schedule.
 99.1**  Voting Agreement, dated April 22, 1998, between the Registrant and certain stockholders of AccelGraphics, Inc. (included as Annex III to the Proxy Statement/Prospectus).
 99.2+   Form of Affiliate Letter Agreement between the Registrant and certain officers and directors of AGI.
 99.3**  Form of proxy card to be mailed to stockholders of AccelGraphics, Inc.
 99.4**  Form of Chairman and Chief Executive Officer's Letter to the
         stockholders of AccelGraphics, Inc. (included in the Proxy
         Statement/Prospectus).
 99.5**  Form of Notice of Annual Meeting of Stockholders to the stockholders of AccelGraphics, Inc. (included in the Proxy Statement/Prospectus).
 99.6**  Form of Election.
 99.7**  Opinion of Cowen & Company (included as Annex II to the Proxy
         Statement/Prospectus).

--------

 *Exhibits filed herewith.

** Exhibits previously filed with the Registrant's Amendment No. 1 to the
   Registration Statement on Form S-4/A, dated May 15, 1998.
+Exhibits previously filed with the Registrant's Registration Statement on Form S-4, dated April 27, 1998.